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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 21, 2001


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
               (Exact name of registrant as specified in charter)


                        Commission File Number 000-30123


              DELAWARE                                     58-2004779
  (State or other jurisdiction of              (IRS Employer Identification No.)
         incorporation)


   660 Hembree Parkway, Suite 106
              Roswell, Georgia                                30076
 (Address of principal executive offices)                  (Zip Code)




        Registrant's telephone number including area code (770) 442-9707



  (Former name or former address, if changed since last report) Not Applicable


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Item 2.    Acquisition or Disposition of Assets

         On December 21, 2001, First Horizon Pharmaceutical Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Dura Pharmaceuticals, Inc. ("Dura Pharmaceuticals"), a member of the Elan group, to purchase the U.S. rights to the drug Furadantin(R) (Nitrofurantoin suspension) from Dura Pharmaceuticals. The purchase price for the acquired assets was $15.8 million in cash, subject to post-closing adjustments, the assumption of certain liabilities and payment for product inventory and $200,000 under a supply agreement. Under the Agreement, the Company has acquired the assets relating to Furadantin(R), including the new drug application, trademark and related inventory. Furadantin(R) is indicated for the treatment of urinary tract infections.

Item 7.  Financial Statements and Exhibits


(a)      Financial Statements of Business Acquired

         The Company hereby incorporates the following information from its Form S-1 filed on March 5, 2002:

         Furadantin Product of Dura Pharmaceuticals, Inc. (a subsidiary of Elan Corporation, plc)

         (i)      Independent Auditors' Report

         (ii)     Statements of Net Sales and Product Contribution

         (iii)    Notes to Financial Statements

(b)      Pro Forma Financial Information

         The pro forma information required by this item can be found in the Unaudited Pro Forma Financial Information section of the Company's Form S-1 filed on March 5, 2002, which is incorporated herein by reference.

Item (c) Exhibits:

         (c) Exhibits:


         10.1*- Asset Purchase Agreement by and between Dura Phamaceuticals, Inc. and First Horizon Pharmaceutical Corporation dated as of December 21, 2001.

         10.2*- Supply Agreement between Dura Pharmaceuticals, Inc. and First Horizon Pharmaceutical Corporation dated December 21, 2001.

         23 - Consent of KPMG LLP

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* Incorporated by Reference from the Company's Current Report on Form 8-K filed on January 7, 2001 (File No. 000-30123). The Company has requested confidential treatment of portions of this exhibit pursuant to Rule 24b-2 of the Securities Act of 1934.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST HORIZON PHARMACEUTICAL
                                       CORPORATION



Date:  March 4, 2002           By: /s/ Balaji Venkataraman
                                   -----------------------------------------
                                   Balaji Venkataraman
                                   Vice-President and Chief Financial Officer